PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 29th day of August, 2008.

BETWEEN:

HOWARD V. METZLER, a registered professional geologist with an address of P.O. Box 1124, Winnemucca, Nevada 89446

(hereinafter called the “Vendor”)

OF THE FIRST PART

AND:

YATERRA VENTURES CORP., a Nevada corporation having its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123

(hereinafter called the “Purchaser”)

OF THE SECOND PART

WHEREAS:

A.                    The Vendor is the beneficial owner of ten mineral claims (collectively the “Blue Jack Property”) described in Schedule “A” hereto; and

B.                     The Vendor wishes to sell a 100% undivided interest in and to the Blue Jack Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

VENDOR’S REPRESENTATIONS AND WARRANTIES

1.                     The Vendor represents and warrants to the Purchaser that:

(a)	he is the sole recorded and beneficial owner of an undivided 100% interest in and to the Blue Jack Property;

(b)

the claims comprising the Blue Jack Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule “A” and are valid and subsisting mineral claims as at the date of this Agreement;

(c)	the Blue Jack Property is and at closing will be in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has and will be performed and filed, all taxes and other payments have and will be paid and all filings have and will be made;

(d)

the Blue Jack Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor’s knowledge, any of his predecessors in interest or title, have done anything whereby the Blue Jack Property may be encumbered; and

(e)

he has the right to enter into this Agreement and to deal with the Blue Jack Property in accordance with the terms of this Agreement, there are no disputes over the title to the Blue Jack Property, and no other party has any interest in the Blue Jack Property or the production therefrom or any right to acquire any such interest.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

2.                     The Purchaser represents and warrants to the Vendor that:

(a)	it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Purchaser or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Blue Jack Property may be subject; and

(c)

no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

3.                     The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor’s favor without prejudice to any of his rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor’s representations in the Purchaser’s favor.

PURCHASE AND SALE

4.                     The Vendor hereby sells and assigns and the Purchaser hereby purchases a 100% undivided interest in and to the Blue Jack Property for the sum of $16,000 US payable upon closing of this Agreement.

FURTHER ASSURANCES

5.                     Upon payment of the Purchase Price the Vendor shall cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonably require transferring a 100% undivided interest in and to the Blue Jack Property to the Purchaser or its nominee which the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

NOTICE

6.                     Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

PAYMENT

7.                     All references to monies hereunder will be in United States funds. All payments to be made to any party hereunder may be made by check mailed or delivered to such party to its address for notice purposes as provided herein.

CLOSING

8.                     Unless otherwise agreed to by the parties, the closing of this Agreement shall occur on September 8, 2008.

ENTIRE AGREEMENT

9.                     This Agreement constitutes the entire agreement between the parties and replaces and supersedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

GENDER

10.                    Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

ENUREMENT

11.                    This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

EXECUTION

12.                     (a)           Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                           (b)           Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

/s/ Howard V. Metzler
__________________________________
HOWARD V. METZLER

YATERRA VENTURES CORP.

Per:     /s/ Jarrett F. Bousquet
          ______________________________
                 Jarrett F. Bousquet, President

\4485\09-Blue Jack, NV Claims\Purchase_Agmt_Blue Jack.v3.doc

SCHEDULE “A”

THE BLUE JACK PROPERTY

Claim Name	Area (Ha)	NMC Number
PT10	8.36	984039
PT11	8.36	984040
PT12	8.36	984041
PT13	8.36	984042
PT14	8.36	984043
PT15	8.36	984044
PT16	8.36	984045
PT17	8.36	984046
PT18	8.36	984047
PT19	8.36	984048

Located in Humboldt County, Nevada, USA